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                                December 11, 2000
Six Flags, Inc.
11501 Northeast Expressway
Oklahoma City, Oklahoma 73131

      Re: SIX FLAGS, INC.; REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

      I act as counsel to Six Flags, Inc., a Delaware corporation (the "REGISTRANT"), in connection with the preparation and filing with the Securities and Exchange Commission (the "COMMISSION") of the above-captioned Registration Statement on Form S-3 (the "REGISTRATION STATEMENT") under the Securities Act of 1933, as amended (the "ACT"), relating to the resale by the holder named therein (the "SELLING STOCKHOLDERS") of an aggregate of 1,339,223 shares of common stock, $.025 par value per share, of the Registrant (the "SHARES").

      In connection therewith, I have examined the Certificate of Incorporation and the By-Laws of the Registrant, resolutions of the Board of Directors of the Registrant and the Registration Statement. I also have made such inquiries and have examined originals or copies of other instruments as I have deemed necessary or appropriate for the purpose of this opinion. For purposes of such examination, I have assumed the genuineness of all signatures on and the authenticity of all documents submitted to me as originals, and the conformity to the originals of all documents submitted to me as certified or photostatic copies.

      Based upon the foregoing, I am of the opinion that the Shares are duly authorized, validly issued, fully paid and non-assessable shares of common stock of the Registrant.

      I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference therein to me under the caption "Legal Matters." In giving the foregoing consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                Very truly yours,


                                James M. Coughlin
                                 General Counsel